UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 18, 2016

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on August 18, 2016. At the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect four directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors	For	Withheld
J. Michael Dodson	22,033,646	285,431
Martin Manniche	21,976,100	342,977
Pete Thompson	21,958,349	360,728
Thinh Q. Tran	22,051,274	267,803

There were 8,575,830 shares represented by broker non-votes.

Proposal 2: To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

For	Against	Abstain	Broker Non-Votes
30,030,552	440,349	424,006	0

Proposal 3: To approve, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
21,732,907	490,732	84,216	8,587,052

Proposal 4: To approve, on a non-binding and advisory basis, the frequency of holding the “Say-on-Pay” advisory vote.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,006,553	55,158	4,157,600	99,766	8,575,830

As noted above, the Company’s shareholders cast the highest number of votes in favor of holding the future “Say-on-Pay” advisory votes on an annual basis. In light of this result and other factors it considered, the Board of Directors of the Company has determined that the Company will hold future “Say-on-Pay” advisory votes on an annual basis until the next advisory vote on the frequency of “Say-on-Pay” advisory votes occurs.

Item 8.01. Other Events.

On August 20, 2014, the Company’s Board of Directors appointed independent directors to serve on Board committees as follows:

Audit Committee

J. Michael Dodson, Chairman

Pete Thompson

Martin Manniche

Compensation Committee

Pete Thompson, Chairman

J. Michael Dodson

Martin Manniche

Corporate Governance and Nominating Committee

Pete Thompson, Chairman

Martin Manniche

J. Michael Dodson

J. Michael Dodson will continue to serve as the Lead Independent Director of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2016		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran
President and Chief Executive Officer